[FORM RSA – ANNUAL (DIRECTOR)]

Exhibit 10.7.5
CARE CAPITAL PROPERTIES, INC.
RESTRICTED STOCK AGREEMENT
THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into as of the ____day of _________, 2015, by and between Care Capital Properties, Inc., a Delaware corporation (the “Company”), and ______________, a non-employee director of the Company (“Director”), pursuant to the Company’s 2015 Incentive Plan (the “Plan”) (capitalized terms not defined herein shall have the meanings ascribed to them in the Plan).
AGREEMENT:
The parties agree as follows:
1.    Issuance of Common Stock. The Company shall cause to be issued to Director ______shares of Restricted Stock (the “Shares”). Any certificates representing the Shares, together with a stock power duly endorsed in blank by Director, shall be deposited with the Company to be held by it until the restrictions imposed upon the Shares by this Agreement have expired.
2.    Vesting of Shares. If Director has not previously forfeited any of the Shares, the Shares shall vest and become non-forfeitable on [the day immediately preceding the date of the Company’s next regularly-scheduled annual meeting of stockholders].
3.    Cessation of Service. If Director ceases to be a director of the Company for any reason other than as set forth in the next sentence, all Shares which have not previously vested in accordance with Section 2 of this Agreement, and which do not vest as of such cessation of service by application of this Section 3, shall be forfeited as of such cessation of service and reconveyed to the Company by Director without additional consideration, and Director shall have no further rights with respect thereto. Notwithstanding the foregoing, (a) upon a Change in Control while Director is in active service as a director of the Company, all unvested Shares shall vest in full as of such Change in Control, and (b) if Director ceases to be a director of the Company due to Director’s death or Disability, all unvested Shares shall vest in full as of such cessation of service.
4.    Restriction on Transfer of Shares. Director shall not Transfer any of the Shares owned by Director until the date that such Shares vest in accordance with Section 2 or Section 3 of this Agreement. For purposes of this Agreement, the term “Transfer” shall mean any sale, exchange, assignment, gift, encumbrance, lien, transfer by bankruptcy or judicial order, transfer by operation of law and all other types of transfers and dispositions, whether direct or indirect, voluntary or involuntary.
5.    Rights as Stockholder. Unless the Shares are forfeited, Director shall be considered a stockholder of the Company with respect to all such Shares that have not been forfeited and shall have all rights appurtenant thereto, including the right to vote or consent to all matters that may be presented to the stockholders and, subject to Section 4.3 of the Plan, to receive all ordinary dividends and other distributions paid with respect to such Shares. Subject to Section 4.3 of the Plan, if any dividends or distributions are paid in shares of the Company’s common stock, such shares of common stock shall be subject to the same restrictions as the Shares with respect to which they were paid.
6.    Restrictive Legend. Each certificate, if any, representing the Shares may bear the following legend:
The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer (including conditions of forfeiture) as set forth in the Care Capital Properties, Inc. 2015 Incentive Plan and in the related Restricted Stock Agreement. A copy of the Restricted Stock Agreement may be obtained from the Secretary of Care Capital Properties, Inc.
When the Shares have become vested, Director shall have the right to have the preceding legend removed from the certificate representing such vested Shares.
7.    Agreement Does Not Grant Service Continuation. The granting of Shares shall not be construed as granting to Director any right to continue as a director or any other relationship with the Company. The right of the Company to terminate Director’s service at any time, for any reason, with or without cause, is specifically reserved.
8.    Section 83(b) Election Under the Code and Tax Withholding. If Director timely elects, under Section 83(b) of the Code, to include the fair market value of the Shares on the date hereof in Director’s gross income for the current taxable year, Director agrees to give prompt written notice of such election to the Company. To the extent the Company ever becomes obligated to withhold taxes for amounts includable in Director’s income, Director hereby agrees to make whatever arrangements are necessary to enable the Company to withhold as required by law.
9.    Miscellaneous.
(a)    Incorporation of Plan. Except as specifically provided herein, this Agreement is and shall be in all respects subject to the terms and conditions of the Plan, a copy of which Director acknowledges receiving prior to the execution hereof and the terms of which are incorporated by reference.
(b)    Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context or substance of any section or paragraph of this Agreement.
(c)    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules.

(d)    Defined Terms. All capitalized terms not defined herein shall have the meanings set forth in the Plan, unless a different meaning is plainly required by the context.

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first above written.

CARE CAPITAL PROPERTIES, INC.

By:	Name: Title:

[NAME]

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